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                                                                   Exhibit 10(b)

[Letterhead of PricewaterhouseCoopers LLP]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
State Farm Life Insurance Company and
Contract Owners of State Farm Life Insurance Company Variable Annuity Separate Account


We consent to the inclusion in this Post-Effective Amendment No. 9 of the Registration Statement on Form N-4 (File No. 333-19189) of our reports dated February 20, 2002, on our audit of the financial statements of State Farm Life Insurance Company and on our audit of the financial statements of State Farm Life Insurance Company Variable Annuity Separate Account, and to the reference to our firm under the caption "Experts."

/s/ PricewaterhouseCoopers LLP

Chicago, IL
April 25, 2002